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                                                                    Exhibit 99.4
Pricing Supplement Dated                                     Rule 424(b)(3)
(To Prospectus dated April 21, 1999 and                      File No. ________
Prospectus Supplement dated September 7, 2000)                         CUSIP:

                       Cabot Industrial Properties, L.P.
                    Series A Medium-Term Notes - Fixed Rate

================================================================================
Principal Amount:                                 Interest Rate:

Agents Discount or Commission:                    Stated Maturity Date:

Nets Proceeds to Issuer:                          Original Issue Date:
================================================================================

Interest Payment Dates:

Redemption:

[_]       The Notes cannot be repaid prior to the Stated Maturity Date.
[_]       The Notes may be redeemed prior to the Stated Maturity Date.
          Initial Redemption Date:
          Initial Redemption Percentage:
          Annual Redemption Percentage Reduction:  __________% until Redemption
             Percentage is 100% of the principal amount.

Optional Repayment:
[_]       The Notes cannot be repaid prior to the Stated Maturity Date.
[_] The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
          Option Repayment Dates:
          Repayment Price: __________%


Currency:
          Specified Currency:
             (If other than U.S. dollars, see attached)
          Minimum Denominations:
             (Applicable only if Specified Currency is other than U.S. dollars)

 Original Issue Discount:          [_]  Yes            [_]  No
          Total Amount of OID:
          Yield to Maturity:
          Initial Accrual Period:

Form:     [_]  Book-Entry          [_]  Certificated

Agent:    [_]  Merrill Lynch & Co.             [_]  BNY Capital Markets, Inc.               [_]  Chase Securities Inc.
          [_]  First Union Securities, Inc.             [_]  Goldman, Sachs & Co.
          [_]  J.P. Morgan & Co.                        [_]  Other ___________________

Agent acting in the capacity as indicated below:
          [_]  Agent           [_]  Principal

If as principal:
          [_] The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
          [_] The Notes are being offered at a fixed initial public offering price of _____% of principal amount.

If as Agent:
          The Notes are being offered at a fixed initial public offering price of _____% of Principal Amount.

Other Provisions: